SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report

June 9, 2003
(Date of earliest event reported)

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Florida	34-027228

(State of other jurisdiction or incorporation or organization)	(Commission File Number)

1750 East Sunrise Blvd. Ft. Lauderdale, Florida	33304

(Address of principal executive offices)	(Zip Code)

65-0507804

(IRS Employer Identification No.)

(954) 760-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

     BankAtlantic Bancorp, Inc. (the “Company”) is furnishing presentation materials included as Exhibit 99.1 to this report pursuant to Item 9 of Form 8-K. The presentation materials were prepared to be included in presentations with investors during June and July of 2003. The Company is not undertaking to update this presentation. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.

By: /s/ JAMES A. WHITE

James A. White Executive Vice President - Chief Financial Officer
Dated: June 9, 2003

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EXHIBIT INDEX

Exhibit	Description

99.1	Investor presentation materials

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